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                                                                   EXHIBIT 11(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Post-Effective No. 39 to the Registration Statement of the Parkstone Group of Funds on Form N-1A (File No. 33-13283) of our reports dated July 20, 1998 on our audits of the financial statements and financial highlights of the Parkstone Group of Funds (comprising, respectively, the Prime Obligations Fund, U.S. Government Obligations Fund, Tax-Free Fund, Treasury Fund, Small Capitalization Fund, Mid Capitalization Fund, Large Capitalization Fund, International Discovery Fund, Limited Maturity Bond Fund, Intermediate Government Obligations Fund, U.S. Government Income Fund, Bond Fund, Municipal Bond Fund, Michigan Municipal Bond Fund, Conservative Allocation Fund, Balanced Allocation Fund, Aggressive Allocation Fund, and Equity Income Fund) as of May 31, 1998 and for the periods then ended referred to in our report. We also consent to the reference to our Firm under the captions "Financial Highlights" in the Prospectuses for the Investor A Shares, Investor B Shares and Institutional Shares, and under the captions "Independent Auditors" and "Financial Statements" in the Statement of Additional Information in this Post-Effective Amendment No. 39 to the Registration Statement of Form N-1A (File No. 33-13283).


                                                  PricewaterhouseCoopers LLP


Columbus, Ohio
September 15, 1998